Exhibit 4.8

Execution Copy

AMENDMENT NO. 1

TO SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION

REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 1 to SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION REVOLVING CREDIT AGREEMENT, dated as of October 27, 2010 (this “Amendment”), among BLOCKBUSTER INC., a Delaware corporation (“BBI”), as a debtor and debtor-in-possession (the “Borrower”), the SUBSIDIARIES OF THE BORROWER signatory hereto, as debtors and debtors-in-possession, the financial institutions who are parties to the Credit Agreement (as defined below) as “Lenders” (the “Lenders”) and WILMINGTON TRUST FSB, a federal savings bank (in its individual capacity, “Wilmington”), for itself and as Agent for Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

RECITALS

WHEREAS, the Borrower, the other Credit Parties, the Lenders and Agent are parties to that certain Senior Secured, Super-Priority Debtor-In-Possession Revolving Credit Agreement dated as of September 23, 2010 (as heretofore amended, the “Credit Agreement”); and

WHEREAS, the Borrower, the other Credit Parties, the Lenders and Agent wish to amend the Credit Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the continued performance by the Borrower and the other Credit Parties of their respective promises and obligations under the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the other Credit Parties, the Lenders and Agent hereby agree as follows:

1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Paragraph 2 below, the Credit Agreement is hereby amended as follows:

(a) Section 1.5(c) of the Credit Agreement is amended and restated in its entirety as follows:

“(c) The Borrower shall pay to Agent, for the benefit of each Lender, a commitment fee equal to one and one-half percent (1.5%) of such Lender’s Commitment, which will be due and payable in full to Agent on the date of the issuance of the Final Order by the Bankruptcy Court, and which shall in turn be paid by Agent ratably to the Lenders upon the effective date of (and after giving effect to) the Omnibus Reallocation Agreement dated on or about October 28, 2010 to which the Borrower, among others, is a party.”

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(b) The definition of “Current Period” set forth in Annex A to the Credit Agreement is amended and restated in its entirety as follows:

“ ‘Current Period’ means, with respect to any Approved Budget, the first Fiscal Month covered thereby and the immediately following fiscal week of the Borrower; provided, however, if the Proposed Budget for the succeeding Fiscal Month has been neither approved nor expressly rejected by the Requisite Lenders in accordance with Section 5.13(a) by the last day of such fiscal week, then the Current Period for such Approved Budget shall also include the second Fiscal Month covered by such Approved Budget if and only if the Borrower, in good faith, delivers to the Agent a further revised Proposed Budget and variance report within three Business Days of notice from the Agent that the original Proposed Budget has been neither approved nor expressly rejected by the Requisite Lenders.”

(c) The definition of “First Milestone Date” set forth in Annex A to the Credit Agreement is amended and restated in its entirety as follows:

“ ‘First Milestone Date’ means the date that is 45 days after the Petition Date.”

(d) The definition of “Third Milestone Date” set forth in Annex A to the Credit Agreement is amended and restated in its entirety as follows:

“ ‘Third Milestone Date’ means November 30, 2010.”

2. Effectiveness of this Amendment; Conditions Precedent. The provisions of Paragraph 1 of this Amendment shall be deemed to have become effective as of the date of this Amendment, but such effectiveness shall be expressly conditioned upon (i) Agent’s receipt of a counterpart of this Amendment executed and delivered by duly authorized officers of Borrower, each other Credit Party and the Required Lenders, and (ii) the issuance of the Final Order by the Bankruptcy Court on or before October 27, 2010.

3. Miscellaneous.

(a) Headings. The various headings of this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

(b) Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart thereof.

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(c) Interpretation. No provision of this Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

(d) Complete Agreement; Conflict of Terms . This Amendment constitutes the complete agreement between the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect thereto. In the event of any inconsistency between the provisions of this Amendment and any provision of the Credit Agreement, the terms and provisions of this Amendment shall govern and control.

(e) Representations, Warranties and Covenants.

(i) Each Credit Party hereby represents and warrants that this Amendment and the Credit Agreement as amended by this Amendment constitute the legal, valid and binding obligations of such Credit Party, enforceable against it in accordance with their respective terms.

(ii) Each Credit Party hereby represents and warrants that its execution, delivery and performance of this Amendment and its performance of the Credit Agreement as amended by this Amendment, have been duly authorized by all necessary corporate action and do not: (1) contravene the terms of any of such Credit Party’s charter, bylaws, operating agreement, or other organizational documents, as applicable, (2) violate any law or regulation, or any order or decree of any court or Governmental Authority; (3) conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Credit Party is a party or by which any Credit Party or any of its property is bound, (4) result in the creation or imposition of any Lien upon any of the property of any Credit Party other than those in favor of the Agent pursuant to the Interim Order, the Final Order and the Loan Documents; or (5) require the consent or approval of any Governmental Authority or any other Person (other than the Bankruptcy Court, which has been obtained).

(iii) Each Credit Party hereby represents and warrants that (1) no Default or Event of Default has occurred and is continuing and (2) all of the representations and warranties of such Credit Party contained in the Credit Agreement and in each other Loan Document to which it is a party (other than representations and warranties which, in accordance with their express terms, are made only as of an earlier specified date) are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date of such Credit Party’s execution and delivery hereof or thereof as though made on and as of such date.

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(f) Reaffirmation, Ratification and Acknowledgment; Reservation. Each Credit Party hereby (1) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of Agent, under each Loan Document to which it is a party, (2) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents, and (3) agrees that neither such ratification and reaffirmation, nor Agent’s or any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from such Credit Party with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents. The Credit Agreement is in all respects ratified and confirmed. Each of the Loan Documents shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement.

(g) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(h) Effect. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby. Except as expressly provided in this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain the same.

(i) No Novation or Waiver. Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (1) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Agent or any Lender under the Credit Agreement or any other Loan Document, (2) constitute a waiver of any provision in the Credit Agreement or in any of the other Loan Documents or of any Default or Event of Default that may have occurred and be continuing or (3) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BLOCKBUSTER INC., as Borrower

By:
	Name:	Jeffrey Stegenga
	Title:	Chief Restructuring Officer

BLOCKBUSTER VIDEO ITALY, INC.
BLOCKBUSTER CANADA INC.
BLOCKBUSTER INTERNATIONAL SPAIN INC.
BLOCKBUSTER INVESTMENTS LLC
BLOCKBUSTER GLOBAL SERVICES INC.
BLOCKBUSTER GIFT CARD, INC.
TRADING ZONE INC.
BLOCKBUSTER DISTRIBUTION, INC.
BLOCKBUSTER DIGITAL TECHNOLOGIES INC.
B2 LLC
MOVIELINK, LLC, as Credit Parties

By:
Name:
Title:

BLOCKBUSTER PROCUREMENT LP, as Credit Party

By:	Blockbuster Distribution, Inc.,
its General Partner

By:
	Name:	Jeffrey Stegenga
	Title:	Chief Restructuring Officer

Signature Page to

Amendment No. 1

WILMINGTON TRUST FSB, as Agent

By:
Name:
Title:

Signature Page to

Amendment No. 1

HIGH RIVER LIMITED PARTNERSHIP

By:	Hopper Investments LLC, its general partner
By:	Barberry Corp., its sole member

By:
Name:
Title:

ICAHN PARTNERS LP

By:
Name:
Title:

ICAHN PARTNERS MASTER FUND LP

By:
Name:
Title:

ICAHN PARTNERS MASTER FUND II L.P.

By:
Name:
Title:

ICAHN PARTNERS MASTER FUND III L.P.

By:
Name:
Title:

Signature Page to

Amendment No. 1

MONARCH DEBT RECOVERY MASTER FUND LTD

By:	Monarch Alternative Capital LP, its investment manager

By:
Name:
Title:

MONARCH OPPORTUNITIES MASTER FUND LTD

By:	Monarch Alternative Capital LP, its investment manager

By:
Name:
Title:

MONARCH CAPITAL MASTER PARTNERS LP

By:	Monarch Alternative Capital LP, its investment manager

By:
Name:
Title:

MONARCH CAPITAL MASTER PARTNERS II-A LP

By:	Monarch Alternative Capital LP, its investment manager

By:
Name:
Title:

Signature Page to

Amendment No. 1

OAKFORD MF LIMITED

By:	Monarch Alternative Capital LP, its investment manager

By:
Name:
Title:

MONARCH CAYMAN FUND LIMITED

By:	Monarch Alternative Capital LP, its investment manager

By:
Name:
Title:

Signature Page to

Amendment No. 1

OWL CREEK INVESTMENTS I, LLC

By:
Name:
Title:

Signature Page to

Amendment No. 1

THE VÄRDE FUND, L.P.

By:	Värde Partners, L.P., Its General Partner
By:	Värde Partners, Inc., Its General Partner

By:
Name:
Title:

THE VÄRDE FUND V-B, L.P.

By:	Värde Fund V GP, LLC, Its General Partner
By:	Värde Partners, L.P., Its Managing Member
By:	Värde Partners, Inc., Its General Partner

By:
Name:
Title:

THE VÄRDE FUND VI-A, L.P.

By:	Värde Investment Partners G.P., LLC, Its General Partner
By:	Värde Partners, L.P., Its Managing Member
By:	Värde Partners, Inc., Its General Partner

By:
Name:
Title:

THE VÄRDE FUND VII-B, L.P.

By:	Värde Investment Partners G.P., LLC, Its General Partner
By:	Värde Partners, L.P., Its Managing Member
By:	Värde Partners, Inc., Its General Partner

By:
Name:
Title:

Signature Page to

Amendment No. 1

THE VÄRDE FUND VIII, L.P.

By:	Värde Fund VIII G.P., LLC, Its General Partner
By:	Värde Partners, L.P., Its Managing Member
By:	Värde Partners, Inc., Its General Partner

By:
Name:
Title:

THE VÄRDE FUND IX, L.P.

By:	Värde Fund IX G.P., LLC, Its General Partner
By:	Värde Partners, L.P., Its Managing Member
By:	Värde Partners, Inc., Its General Partner

By:
Name:
Title:

THE VÄRDE FUND IX-A, L.P.

By:	Värde Fund IX G.P., LLC, Its General Partner
By:	Värde Partners, L.P., Its Managing Member
By:	Värde Partners, Inc., Its General Partner

By:
Name:
Title:

THE VÄRDE FUND X (MASTER), L.P.

By:	The Värde Fund X (GP), L.P., Its General Partner
By:	The Värde Fund X GP, LLC, Its General Partner
By:	Värde Partners, L.P., Its Manager
By:	Värde Partners, Inc., Its General Partner

By:
Name:
Title:

Signature Page to

Amendment No. 1

VÄRDE INVESTMENT PARTNERS (OFFSHORE) MASTER, L.P.

By:	Värde Investment Partners G.P., LLC, Its General Partner
By:	Värde Partners, L.P., Its Managing Member
By:	Värde Partners, Inc., Its General Partner

By:
Name:
Title:

VÄRDE INVESTMENT PARTNERS, L.P.

By:	Värde Investment Partners G.P., LLC, Its General Partner
By:	Värde Partners, L.P., Its Managing Member
By:	Värde Partners, Inc., Its General Partner

By:
Name:
Title:

Signature Page to

Amendment No. 1

STONEHILL INSTITUTIONAL PARTNERS, L.P.

By:	Stonehill Capital Management LLC, its advisor

By:
Name:
Title:

STONEHILL MASTER FUND LTD.

By:	Stonehill Capital Management LLC, its advisor

By:
Name:
Title:

Signature Page to

Amendment No. 1